UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2009 (November 9, 2009)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 200, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01     Entry into a Material Definitive Agreement.

On November 9, 2009, Brookdale Senior Living Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) and certain funds managed by affiliates of Fortress Investment Group LLC (the “Fortress Stockholders”). The following summary of certain provisions of the Underwriting Agreement is qualified in its entirety by reference to the complete Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, the Fortress Stockholders agreed to sell to the Underwriter an aggregate of 16,550,000 shares of the Company’s common stock at a public offering price of $16.00 per share.  The Fortress Stockholders also granted a 30-day option to the Underwriter to purchase up to an aggregate of 1,655,000 additional shares of the Company’s common stock.  The shares of common stock are being sold pursuant to a prospectus supplement, dated November 9, 2009, and related prospectus, dated May 22, 2009, each filed with the Securities and Exchange Commission, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-159146).

The Company and the Fortress Stockholders have agreed to indemnify the Underwriter against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Fortress Stockholders, and customary conditions to closing. The offering is expected to close on November 13, 2009, subject to the conditions stated in the Underwriting Agreement.

The Underwriter and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions.

Section 7 — Regulation FD

Item 7.01     Regulation FD Disclosure.

On November 9, 2009, the Company issued a press release announcing the pricing of the sale of an aggregate of 16,550,000 shares of its common stock by certain funds managed by affiliates of Fortress Investment Group LLC.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference in its entirety.

The information furnished pursuant to this item (including Exhibit 99.1 hereto) shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference therein.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated November 9, 2009, among Brookdale Senior Living Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, and certain selling stockholders named therein.

99.1	Press Release dated November 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	November 10, 2009	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated November 9, 2009, among Brookdale Senior Living Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as underwriter, and certain selling stockholders named therein.

99.1	Press Release dated November 9, 2009.